Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter Ended September 30, 2019

NEW YORK--(BUSINESS WIRE)--November 7, 2019--Ladder Capital Corp (NYSE: LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended September 30, 2019. GAAP income before taxes for the three months ended September 30, 2019 was $32.1 million, and diluted earnings per share was $0.26. Core earnings was $44.1 million, or $0.38 of core EPS. After tax GAAP return on average equity was 7.5% and after-tax core return on average equity was 10.9%.

“We’re very pleased with our results in the third quarter,” said Brian Harris, Ladder’s Chief Executive Officer. “All of our products are delivering solid returns, and we continue to deliver industry-leading ROEs as we take advantage of our flexible investment platform to adapt to changing market conditions.”

Supplemental

The Company issued a supplemental presentation detailing its third quarter 2019 operating results, which can be viewed at http://ir.laddercapital.com/.

Conference Call and Webcast

We will host a conference call on Thursday, November 7, 2019 at 5:00 p.m. Eastern Time to discuss third quarter 2019 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, November 7, 2019 through midnight Thursday, November 21, 2019. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13695178. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

About Ladder

Ladder Capital Corp is an internally-managed commercial real estate investment trust with over $6 billion of assets. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) investing in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) owning and operating commercial real estate, including net leased commercial properties.

Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City with regional offices in California and Florida.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp Consolidated Balance Sheets (Dollars in Thousands)

	September 30, 2019(1)	December 31, 2018(1)
	(Unaudited)
Assets
Cash and cash equivalents	$83,097	$67,878
Restricted cash	38,656	30,572
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries	3,231,443	3,318,390
Provision for loan losses	(18,500)	(17,900)
Mortgage loan receivables held for sale	174,214	182,439
Real estate securities	1,911,456	1,410,126
Real estate and related lease intangibles, net	981,333	998,022
Investments in and advances to unconsolidated joint ventures	51,419	40,354
FHLB stock	61,619	57,915
Derivative instruments	22	—
Due from brokers	3,962	—
Accrued interest receivable	22,699	27,214
Other assets	78,454	157,862
Total assets	$6,619,874	$6,272,872
Liabilities and Equity
Liabilities
Debt obligations, net	$4,860,687	$4,452,574
Due to brokers	7,000	1,301
Derivative instruments	82	975
Amount payable pursuant to tax receivable agreement	1,559	1,570
Dividends payable	2,384	37,316
Accrued expenses	45,761	82,425
Other liabilities	63,151	53,076
Total liabilities	4,980,624	4,629,237
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 110,693,832 and 106,642,335 shares issued and 107,573,820 and 103,941,173 shares outstanding	108	105
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 12,158,933 and 13,117,419 shares issued and outstanding	12	13
Additional paid-in capital	1,529,599	1,471,157
Treasury stock, 3,120,012 and 2,701,162 shares, at cost	(41,556)	(32,815)
Retained earnings (dividends in excess of earnings)	(39,860)	11,342
Accumulated other comprehensive income (loss)	10,367	(4,649)
Total shareholders’ equity	1,458,670	1,445,153
Noncontrolling interest in operating partnership	171,731	188,427
Noncontrolling interest in consolidated joint ventures	8,849	10,055
Total equity	1,639,250	1,643,635

Total liabilities and equity	$6,619,874	$6,272,872
(1)	Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp Consolidated Statements of Income (Dollars in Thousands, Except Per Share and Dividend Data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net interest income
Interest income	$82,251	$90,386	$254,040	$253,822
Interest expense	51,397	51,476	155,015	144,606
Net interest income	30,854	38,910	99,025	109,216
Provision for loan losses	—	10,300	600	13,600
Net interest income after provision for loan losses	30,854	28,610	98,425	95,616

Other income (loss)
Operating lease income	24,405	24,997	81,106	79,306
Sale of loans, net	11,247	1,861	38,589	12,893
Realized gain (loss) on securities	3,396	(2,554)	10,726	(4,896)
Unrealized gain (loss) on equity securities	254	—	1,341	—
Unrealized gain (loss) on Agency interest-only securities	16	142	38	456
Realized gain (loss) on sale of real estate, net	2,082	63,704	963	96,341
Impairment of real estate	—	—	(1,350)	—
Fee and other income	5,166	4,851	17,047	17,579
Net result from derivative transactions	(9,465)	7,115	(35,956)	29,156
Earnings (loss) from investment in unconsolidated joint ventures	1,094	401	3,617	466
Gain (loss) on extinguishment/defeasance of debt	—	(4,323)	(1,070)	(4,392)
Total other income (loss)	38,195	96,194	115,051	226,909
Costs and expenses
Salaries and employee benefits	14,319	15,792	52,800	46,754
Operating expenses	5,314	5,464	16,727	16,608
Real estate operating expenses	6,270	7,152	17,776	23,806
Fee expense	2,056	1,311	4,951	2,953
Depreciation and amortization	9,030	10,417	29,192	31,896
Total costs and expenses	36,989	40,136	121,446	122,017
Income (loss) before taxes	32,060	84,668	92,030	200,508
Income tax expense (benefit)	1,112	1,204	478	5,679
Net income (loss)	30,948	83,464	91,552	194,829
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(64)	(7,843)	691	(16,132)
Net (income) loss attributable to noncontrolling interest in operating partnership	(3,308)	(8,991)	(10,247)	(22,786)
Net income (loss) attributable to Class A common shareholders	$27,576	$66,630	$81,996	$155,911

Earnings per share:
Basic	$0.26	$0.69	$0.78	$1.62
Diluted	$0.26	$0.67	$0.77	$1.61

Weighted average shares outstanding:
Basic	106,004,152	96,935,986	105,264,752	96,317,513
Diluted	106,603,713	110,650,253	106,232,581	110,482,991

Dividends per share of Class A common stock	$0.340	$0.325	$1.020	$0.965

Non-GAAP Financial Measures

We present core earnings, core EPS, and after-tax core return on average equity (“after-tax core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe core earnings, core EPS and after-tax core ROAE assist investors in comparing our performance across reporting periods on a more relevant and consistent basis by excluding certain non-cash expenses and unrecognized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. We use core earnings, core EPS and after-tax core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. In addition, core earnings is used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We define core earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures, (iv) economic gains on securitization transactions not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods, (v) non-cash stock-based compensation and (vi) certain transactional items.

Core EPS is defined as after-tax core earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in core earnings and after-tax core earnings.

Set forth below is an unaudited reconciliation of net income to after-tax core earnings, and an unaudited computation of core EPS (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net income (loss)	$30,948	$83,464	$91,552	$194,829
Income tax expense (benefit)	1,112	1,204	478	5,679
Income (loss) before taxes	32,060	84,668	92,030	200,508
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP)(1)	(71)	(7,851)	667	(16,155)
Our share of real estate depreciation, amortization and gain adjustments(2)(3)	6,741	(12,435)	18,999	2,398
Adjustments for unrecognized derivative results(4)	1,889	(3,614)	13,191	(16,320)
Unrealized (gain) loss on fair value securities	(248)	(142)	(1,475)	(456)
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	(168)	7	(817)	(530)
Non-cash stock-based compensation	3,918	2,763	19,383	8,186
Core earnings	44,121	63,396	141,978	177,631
Core estimated corporate tax benefit (expense)(5)	445	1,672	761	(2,425)
After-tax core earnings	$44,566	$65,068	$142,739	$175,206
Adjusted weighted average diluted shares outstanding(6)	118,763	110,650	118,906	110,483
Core EPS	$0.38	$0.59	$1.20	$1.59
(1)	Includes $7 thousand and $8 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three months ended September 30, 2019 and 2018, respectively. Includes $24 thousand and $23 thouand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the nine months ended September 30, 2019 and 2018, respectively.

(2)	The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of core earnings in the preceding table ($ in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Total GAAP depreciation and amortization	$9,030	$10,417	$29,192	$31,896
Less: Depreciation and amortization related to non- rental property fixed assets	(25)	(18)	(74)	(56)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(417)	(1,076)	(2,392)	(2,447)
Our share of real estate depreciation and amortization	8,588	9,323	26,726	29,393

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(1,418)	(22,066)	(6,839)	(27,553)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	41	653	83	1,844
Our share of accumulated depreciation and amortization on real estate sold	(1,377)	(21,413)	(6,756)	(25,709)

Less: Operating lease income on above/below market lease intangible amortization	(470)	(345)	(971)	(1,286)

Our share of real estate depreciation, amortization and gain adjustments	$6,741	$(12,435)	$18,999	$2,398

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of core earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in core earnings ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

GAAP realized gain (loss) on sale of real estate, net	$2,082	$63,704	$963	$96,341
Adjusted gain/loss on sale of real estate for purposes of core earnings	(705)	(42,291)	5,793	(70,632)
Our share of accumulated depreciation and amortization on real estate sold	$1,377	$21,413	$6,756	$25,709
(3)	During the three months ended March 31, 2019 we recognized $5.7 million of operating lease income from prepayment of a lease, a $1.1 million loss on extinguishment of debt and a $1.4 million impairment of real estate related to a single-tenant two-story office building in Wayne, NJ. This property was sold on May 1, 2019. For core earnings, we recognize the net impact of these events in the period the sale was realized. Accordingly, the $3.3 million net impact of the income and losses discussed above were excluded from core earnings for the three months ended March 31, 2019 and have been included in core earnings for the nine months ended September 30, 2019.

(4)	The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of core earnings in the preceding table ($ in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net results from derivative transactions	$(9,465)	$7,115	$(35,956)	$29,156
Hedging interest expense	436	1,365	1,927	5,789
Hedging realized result	7,140	(4,866)	20,838	(18,625)
Adjustments for unrecognized derivative results	$(1,889)	$3,614	$(13,191)	$16,320
(5)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to core earnings generated by the activity within our taxable REIT subsidiary.

(6)	Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Weighted average diluted shares outstanding	106,604	110,650	106,233	110,483
Weighted average shares issuable to converted Class B shareholders	12,159	—	12,673	—
Adjusted weighted average diluted shares outstanding	118,763	110,650	118,906	110,483

After-tax core ROAE is presented on an annualized basis and is defined as after-tax core earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax core earnings. Set forth below is an unaudited computation of after-tax core ROAE ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

After-tax core earnings	$44,566	$65,068	$142,739	$175,206
Average shareholders’ equity and NCI in operating partnership	1,634,623	1,522,212	1,635,150	1,501,357
After-tax core ROAE	10.9%	17.1%	11.6%	15.6%

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  core earnings, core EPS and after-tax core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  core EPS and after-tax core ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts

Investors
Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com